UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
Pebblebrook Hotel Trust
(Name of Registrant as Specified in its Charter)

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7315 Wisconsin Avenue, Suite 1100 West
Bethesda, Maryland 20814
SUPPLEMENT TO THE PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS TO BE RECONVENED ON JULY 7, 2016
The following information supplements the proxy statement (the “Proxy Statement”) of Pebblebrook Hotel Trust (the “Company”), filed with the Securities and Exchange Commission on April 29, 2016, furnished to holders of the Company’s common shares of beneficial interest in connection with the solicitation of proxies by the Board of Trustees of the Company (the “Board”) for the 2016 Annual Meeting of Shareholders and any adjournment or postponement thereof (the “2016 Annual Meeting”). All capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement. This information is in addition to the information required to be provided to the Company’s shareholders under the applicable proxy disclosure rules as set forth in the Proxy Statement.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
More Evidence that the Union’s Economic Interests Are Not Aligned with Those of the Company and Its Other Shareholders - What is Good for the Union is Not Good for the Company
As stated in the Proxy Statement, the Board believes the Union does not have the long-term best interests of shareholders in mind and has submitted the Union Proposal not to increase shareholder value but rather to further the Union’s own special interest initiatives.
At the time of filing of the Proxy Statement, there was no labor dispute between the Union and the Company. However, on June 28, 2016, a member of the Union filed a lawsuit in California naming the Company as a defendant. The lawsuit is publicly available on the website of the Superior Court of California, County of San Francisco, at http://www.sfsuperiorcourt.org/online-services. The principal allegations in the complaint relate to alleged violations of various agreements to which the Union’s local San Francisco affiliate is a party.
The Company strongly believes that the lawsuit is entirely without merit. Nevertheless, and regardless of the spurious nature of the allegations and the likelihood that the plaintiff will not prevail, the filing of the lawsuit is yet another example demonstrating that the Union’s economic interests are not aligned with those of the Company and its other shareholders.
As stated in the Proxy Statement, according to a lodging REIT involved in a labor dispute with the Union, a leading independent governance analysis and proxy voting firm commented regarding a solicitation for a special meeting in the context of that labor dispute that: “Given that [the Union]’s interests are likely more aligned with workers it represents than shareholders of the companies it engages, . . . we believe it’s appropriate to question the [Union]’s true motivations in this case.”
The Company also believes the Union Proposal is intended not to address any purported governance shortcoming at the Company but rather to give the Union the opportunity to submit future bylaw amendments in a manner that could be harassing and distracting to the Company. The Board is committed to the highest standards of corporate governance and will consider bylaw amendment provisions that originate with long-term shareholders with a meaningful minimum level of ownership of the Company.
THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL 5.